Exhibit 23.1

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAA 908-231-6894

111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 • FAA 973-763-4430

IN DEPENDENT REGISTERED PUBLIC ACCOUNT ING FTRM’ S CONSENT

We consent to the inclusion in this Registration Statement of Alset EHome International Inc. (the “Company”) on Form S-1 to be file d on July 23, 2021 , of our report dated July 30, 2020, (except for the changes in presentation and disclosure of the subsequent discontinued operation s of Impact Bio Medical Inc. , as noted in Note 1 4, and the subsequent ownership change of Alset I nternational as noted in Note 19 , as to which the date is October 15, 2020), with respect to our audit of the financial statements of Alset EHome International Inc. as of December 31, 2019, and for the year the n ended, which are incorporated by reference in this Registration Statement. We also consent to the reference to our Firm under the heading·’ Experts” in registration statement.

/s/ ROSENBERG RICH BAKER BERMAN & COMPANY

Somerset, New Jersey

July 23, 2021

AMERICAN INSTITUTEOf CERTIFIED PUBLIC ACCOUNTANTS ● CENTER FOR AUDIT QUALITY ● PRIVATE COMPANIESPRACTICE SECTION ● PRIME GLOBAL ● REGISTEREDWITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD